EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

          The undersigned, William S Tighe, Chairman of the Board, Principal Executive Officer, Principal Financial Officer of Tamm Oil and Gas, Corp.. (the “Company”), in connection with the Company’s Quarterly Report on Form 10-Q for the period ended December 31, 2010 (the “Report”), as filed with the Securities and Exchange Commission on the date hereof, hereby certifies pursuant to the requirements of 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that

●	the Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended, and

●	the information in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

          This certification is being provided pursuant to 18 U.S.C. 1350 and is not to be deemed a part of the Report, nor is it to be deemed to be “filed” for any purpose whatsoever.

By:	/s/ William S Tighe
William S. Tighe, Chairman of the Board, Principal Executive Officer, Principal Financial Officer
Chief Executive Officer
TAMM OIL AND GAS CORP.
February 17, 2011